Exhibit 10.2

FEMASYS INC.

2015 STOCK-BASED INCENTIVE COMPENSATION PLAN

Amended and restated effected as of: December 14, 2016

FEMASYS INC.

AMENDED AND RESTATED 2015 STOCK-BASED INCENTIVE COMPENSATION PLAN

    1.        Purpose of the Plan

    The purpose of the Plan is to assist Femasys Inc., a Delaware corporation (the “Company”) in attracting, rewarding and retaining valued officers, employees, directors and consultants of the Company and its eligible subsidiaries by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such officers, employees, directors and consultants.

    2.        Definitions

2.1.         “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

2.2.         “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards under the Plan.

2.3.         “Award Agreement” means a written agreement pursuant to which an Award is granted.

2.4.         “Board” means the Board of Directors of the Company.

2.5.         “Cause” means,

(a)       if the applicable Holder is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;

(b)       if the applicable Holder is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or

(c)       if neither (a) nor (b) applies, then “Cause” shall mean an act or acts by the applicable Holder involving (i) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company or its Affiliates, (ii) the breach of any contract with the Company or its Affiliates, (iii) the violation of any fiduciary obligation to the Company or its Affiliates, (iv) a felony conviction or the failure to contest prosecution of a felony, or (v) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

2.6.         “Change in Control” means (i) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or (ii) any transaction pursuant to which persons who are not current shareholders of the Company acquire by purchase, merger, consolidation, reorganization, division or other business combination or transaction an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

2.7.         “Code” means the Internal Revenue Code of 1986, as amended.

2.8.         “Committee” means the Compensation Committee of the Board or, if no such committee exists, the Board.

2.9.         “Common Stock” means the Common Stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 11.

2.10.       “Consultant” means a consultant, distributor or other person who has rendered or committed to render services to the Company or a Subsidiary and who is not an Employee or Director.

2.11.       “Director” means any member of the Board who is not also an Employee or Consultant.

2.12.       “Disability” means,

(a)       if the applicable Holder is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Disability” shall have the meaning provided in such agreement;

(b)       if the applicable Holder is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Disability” is set forth in the applicable employment, consulting, severance or similar agreement, “Disability” shall have the meaning provided in the applicable Award Agreement; or

(c)       if neither (a) nor (b) applies, then “Disability” shall mean that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.13.       “Employee” means an officer or other employee of the Company or a Subsidiary, including a director who is such an employee.

2.14.       “Fair Market Value” means: (i) if shares of Common Stock are publicly traded on an established stock exchange or a national market system, the closing price of one share of Common Stock on the trading day prior to the date as of which the Fair Market Value is to be determined and (ii) if shares of Common Stock are not publicly traded on an established stock exchange or a national market system, the amount of consideration that would be paid by an unrelated party in an arm’s length transaction to acquire one share of Common Stock, as determined by the Board in good faith and in accordance with Code Section 409A.

2.15.       “Holder” means an Employee, Director or Consultant to whom an Award is granted under the Plan.

2.16.       “Incentive Stock Option” means an Option intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code and expressly designated as an Incentive Stock Option in the applicable Award Agreement.

2.17.       “Investor Rights Agreement” means the Femasys Inc. Second Amended and Restated Investor Rights Agreement, dated December 14, 2016.

2.18.       “Non-Qualified Stock Option” means an Option not designated as an Incentive Stock Option in the applicable Award Agreement.

2.19.       “Option” means any stock option granted by the Committee from time to time under Section 6 of the Plan.

2.20.       “Option Price” means the per share price at which a share of Common Stock may be purchased upon exercise of an Option in accordance with Section 6 of the Plan.

2.21.       “Other Stock-Based Awards” means an Award granted by the Committee from time to time under Section 10 of the Plan.

2.22.       “Person” means an individual, corporation, partnership, association, limited liability company, estate or other entity.

2.23.       “Plan” means the Femasys Inc. 2015 Stock-Based Incentive Compensation Plan, as amended from time to time, as set forth herein.

2.24.       “Restricted Stock” means Common Stock granted by the Committee from time to time under Section 8 of the Plan.

2.25.       “Restricted Stock Unit” means a right granted by the Committee from time to time under Section 9 of the Plan to receive, on the settlement date, one share of Common Stock or an amount equal to the Fair Market Value of one share of Common Stock.

2.26.       “Restriction Period” means the period during which Restricted Stock or Restricted Stock Units awarded under the Plan are subject to forfeiture.

2.27.       “Stock Appreciation Right” means a stock appreciation right granted by the Committee from time to time under Section 7 of the Plan.

2.28.       “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.29.       “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

    3.        Eligibility

    Any Employee, Director or Consultant is eligible to receive an Award; provided, however, that only an Employee is eligible to receive an Incentive Stock Option.

    4.        Administration and Implementation of Plan

4.1.         The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees, Directors and Consultants to whom Awards will be granted, to make such grants, and to determine the type and amount of Awards to be granted to each such Employee, Director or Consultant, the time of such Awards, the terms and conditions of such Awards, including, without limitation, any time-based or performance-based vesting conditions, and the terms of the Award Agreements which will be entered into with Holders (which shall not be inconsistent with the terms of the Plan), as well as to waive or modify any such terms and conditions previously imposed. The Committee shall have full and final authority in its sole discretion to interpret the provisions of the Plan, to decide all questions of fact arising and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Board, and not the Committee, shall have the full authority to make adjustments to Awards upon certain changes in capitalization and to take actions upon a Change in Control, both as described in Section 11 of the Plan. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company’s bylaws.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) approve from time to time those eligible Employees, Directors and Consultants to whom Awards are to be awarded and the number of shares of Common Stock subject to each such Award; (ii) determine the vesting conditions or Restriction Period applicable to an Award; (iii) determine the time or times when and the manner and condition in which each Award shall vest or become exercisable; (iv) determine the effect, if any, of a Change in Control on outstanding Awards; and (v) determine or impose other conditions to the receipt of shares of Common Stock subject to an Award under the Plan as it may deem appropriate.

4.2.         The Committee may condition the vesting, exercisability or settlement of an Award upon: (i) the Holder’s continued service over a period of time with the Company or its Subsidiaries, (ii) the achievement by the Holder, the Company or its Subsidiaries of any other performance goals set by the Committee, or (iii) any combination of the above conditions, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained.

4.3.         The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on the Holders.

4.4.         The Committee may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate, including, without limitation, to accelerate the vesting of such Awards; provided however, that, in the case of amendments adverse to the Holder, the Committee must obtain the Holder’s consent to any such amendment.

   5.        Shares of Stock Subject to the Plan

5.1.         Subject to adjustment as provided in Section 11, the total number of shares of Common Stock available for Awards under the Plan shall be 10,590,134 shares. All shares available for Awards under the Plan shall be available for Incentive Stock Options.

5.2.         Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

   6.        Options

Options give the Holder the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a specified price. The grant of Options shall be subject to the following terms and conditions:

6.1.         Option Grants: Options shall be granted to an Employee, Director or Consultant at the time and in the amount determined by the Committee. The Committee shall have full authority in its sole discretion to grant Options for whole or fractional shares of Common Stock. Any Option granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Holder, which Award Agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Option, (ii) the Option Price, (iii) the events that will give rise to the forfeiture of the Option, (iv) the effects, if any, of the occurrence of a Change in Control of the Company and (v) whether the Option is an Incentive Stock Option or Non-Qualified Stock Option. The Award Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

6.2.         Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee. The Option Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

6.3.         Term of Options: The applicable Award Agreement shall specify when an Option will be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

6.4.         Vesting: At the discretion of the Committee, Options granted under the Plan may be subject to a vesting schedule set forth in the applicable Award Agreement, under which such Options cannot be exercised until they are vested. The restrictions or conditions with respect to the time and method of vesting of Options, if any, shall be as prescribed by the Committee.

6.5.         Incentive Stock Options: Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed and interpreted in a manner consistent with the requirements of Section 422 of the Code. Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Holder in any one calendar year under the Plan shall not exceed $100,000 (or such other limit imposed by Section 422 of the Code). If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of by a Holder in a “disqualifying disposition” within the meaning of Code Section 422 prior to the expiration of the later of (i) two years after the date of grant of such Incentive Stock Option and (ii) one year after the transfer of Common Stock to the Holder pursuant to the exercise of such Incentive Stock Option, the Holder shall promptly notify the Company in writing of the date and terms of such disposition and, if the Company (or any Affiliate) has a tax-withholding obligation, shall pay to the Company (or such Affiliate) the amount of any withholding tax the Company (or such Affiliate) is required to withhold as a result of such disqualifying disposition.

6.6.         Payment of Option Price and Taxes:

(a)       The Option Price shall be paid in full within three days following the date of exercise, in cash or by certified or bank cashier’s check payable to the Company, or, subject to the approval of the Committee: (i) by surrendering shares of the Company’s Common Stock have an aggregate Fair Market Value equal to the aggregate Option Price, (ii) in cash received from a broker-dealer whom the Holder has authorized to sell all or a portion of the Common Stock covered by the Option, (iii) the retention of the number of shares of Common Stock otherwise deliverable to the Holder upon the exercise of the Option having a Fair Market Value equal to all or any portion of the Option Price, (iv) payment of such other lawful consideration as the Committee may determine, or (v) any combination of the foregoing.

(b)       Any taxes required to be withheld by the Company upon exercise of an Option shall be paid in full in cash or by certified or bank cashier’s check payable to the Company, or, subject to the approval of the Committee, by having the Company retain the number of shares of Common Stock subject to the Option whose aggregate Fair Market Value equals the minimum amount to be withheld in satisfaction of the applicable withholding taxes.

(c)       Only whole shares of Common Stock shall be issuable upon exercise of the Options. An Option may be exercised only for a whole number of shares of Common Stock unless the Option is exercised in its entirety and such entirety includes a fractional share of Common Stock. Any right to a fractional share of Common Stock may, in the sole discretion of the Committee, be satisfied in cash. Promptly following receipt of payment of the Option Price and any withholding taxes payable to the Company pursuant to Section 6.6(b), the Company shall, subject to the terms hereof and if it would otherwise normally issue certificates evidencing the ownership of Common Stock, deliver a certificate for the number of whole shares of Common Stock and a check for the Fair Market Value on the date of exercise of the fractional shares of Common Stock to which the Holder exercising the Option is entitled. Shares of Common Stock acquired upon the exercise of an Option shall be subject to restrictions on transfer pursuant to applicable securities laws and shall bear a legend subjecting such shares to those restrictions on transfer in accordance with the applicable Award Agreements. Any such certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under the applicable Award Agreement or any other applicable law, regulation or agreement.

6.7.         Termination by Reason of Death or Disability: Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee at any time, if a Holder’s employment by the Company or a Subsidiary (or service to the Company or any Subsidiary in the case of a Director) terminates by reason of the death or Disability of the Holder, any vested and unexercised Option granted to such Holder may thereafter be exercised by, where appropriate, the Holder’s transferee or legal representative, to the extent it was exercisable at the time of death or Disability or on such accelerated basis as the Committee may determine at or after grant, for a period of three (3) months after the date of death or termination due to Disability, or until the expiration of the stated term of the Option, whichever of the applicable foregoing periods is shorter. Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee, all Options that are unvested at the time of the termination of the Holder’s employment (or service to the Company or any Subsidiary in the case of a Director) shall immediately terminate on the date of the termination of the Holder’s employment or service.

6.8.         Other Termination; Unvested Options: Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee at any time, if a Holder’s employment by the Company or a Subsidiary (or service to the Company or any Subsidiary in the case of a Director) terminates for any reason other than death or Disability (including if a Holder is terminated by the Company or a Subsidiary without Cause), all vested and unexercised Options may thereafter be exercised by the Holder to the extent it was exercisable at the time of termination for a period of sixty (60) days from the date of termination or until the expiration of the stated term of the Option, whichever of the foregoing periods is shorter (unless such termination was for Cause, in which case, such Option shall terminate immediately). Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee, all Options that are unvested at the time of the termination of the Holder’s employment (or service to the Company or any Subsidiary in the case of a Director) shall immediately terminate on the date of the termination of the Holder’s employment or service with no compensation due therefor.

   7.        Stock Appreciation Rights A Stock Appreciation Right shall confer on the Holder a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the Stock Appreciation Right, payable in cash, in shares of Common Stock or any combination thereof, as determined by the Committee in its sole discretion. The grant of SARs shall be subject to the following terms and conditions:

7.1.         Grant of Stock Appreciation Rights: Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Holder, which Award Agreement shall conform to the requirements of the Plan and shall specify (i) the number of shares of Common Stock subject to the Stock Appreciation Right, (ii) the grant price, (iii) the events that will give rise to the forfeiture of the Stock Appreciation Right, and (iv) the effects, if any, of the occurrence of a Change in Control of the Company. The Award Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

7.2.         Grant Price: The grant price per Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

7.3.         Term: The applicable Award Agreement shall specify when a Stock Appreciation Right will be exercisable and the terms and conditions applicable thereto. The term of a Stock Appreciation Right shall in no event be greater than ten (10) years.

7.4.         Vesting: At the discretion of the Committee, Stock Appreciation Rights granted under the Plan may be subject to a vesting schedule set forth in the applicable Award Agreement, under which such Stock Appreciation Rights cannot be exercised until they are vested. The restrictions or conditions with respect to the time and method of vesting of Stock Appreciation Rights, if any, shall be as prescribed by the Committee.

7.5.         Termination by Reason of Death or Disability: Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee at any time, if a Holder’s employment by the Company or a Subsidiary (or service to the Company or any Subsidiary in the case of a Director) terminates by reason of the death or Disability of the Holder, any vested and unexercised Stock Appreciation Right granted to such Holder may thereafter be exercised by, where appropriate, the Holder’s transferee or legal representative, to the extent it was exercisable at the time of death or Disability or on such accelerated basis as the Committee may determine at or after grant, for a period of three (3) months after the date of death or termination due to Disability, or until the expiration of the stated term of the Stock Appreciation Right, whichever of the applicable foregoing periods is shorter. Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee, all Stock Appreciation Rights that are unvested at the time of the termination of the Holder’s employment (or service to the Company or any Subsidiary in the case of a Director) shall immediately terminate on the date of the termination of the Holder’s employment or service.

7.6.         Other Termination; Unvested Stock Appreciation Rights: Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee at any time, if a Holder’s employment by the Company or a Subsidiary (or service to the Company or any Subsidiary in the case of a Director) terminates for any reason other than death or Disability (including if a Holder is terminated by the Company or a Subsidiary without Cause), all vested and unexercised Stock Appreciation Rights may thereafter be exercised by the Holder to the extent it was exercisable at the time of termination for a period of sixty (60) days from the date of termination or until the expiration of the stated term of the Stock Appreciation Right, whichever of the foregoing periods is shorter (unless such termination was for Cause, in which case, such Stock Appreciation Right shall terminate immediately). Unless provided otherwise in the applicable Award Agreement or determined otherwise by the Committee, all Stock Appreciation Rights that are unvested at the time of the termination of the Holder’s employment (or service to the Company or any Subsidiary in the case of a Director) shall immediately terminate on the date of the termination of the Holder’s employment or service with no compensation due therefor.

   8.        Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Holder, which shares are subject to forfeiture upon the happening of specified events (including the attainment or failure to obtain performance goals, if established by the Committee). A grant of Restricted Stock shall be subject to the following terms and conditions:

8.1.         Grant of Restricted Stock: Any Restricted Stock granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Holder, which Award Agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to the Award, (iii) the events that will give rise to a forfeiture of the Award, (iv) the performance goals, if any, that must be achieved in order for the restriction to be removed from the Award, and (v) the effects, if any, of the occurrence of a Change in Control of the Company. The Award Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

8.2.         Delivery of Restricted Stock: Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall, if it would otherwise normally issue certificates evidencing the ownership of Common Stock, direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. Any such certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company.

8.3.         Dividend and Voting Rights: Unless otherwise determined by the Committee or provided in the applicable Award Agreement, during the Restriction Period, the Holder shall have all of the rights of a stockholder, including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

8.4.         Receipt of Common Stock: At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the applicable Award Agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse. The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock, related to the restrictions imposed by the Plan.

8.5.         Termination of Service: Unless otherwise determined by the Committee or provided in the applicable Award Agreement, if a Holder’s employment or service with the Company, a Subsidiary or an Affiliate terminates for any reason, any unvested Restricted Stock shall be forfeited with no compensation due therefor.

   9.        Restricted Stock Units

An Award of Restricted Stock Units is a bookkeeping device for the measurement and determination of the amounts to be paid to a Holder under the Plan. Restricted Stock Units do not constitute shares of Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Holder in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. A grant of Restricted Stock Units shall be subject to the following terms and conditions:

9.1.         Grant of Restricted Stock Units: Any Restricted Stock Units granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Holder, which Award Agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to the Award, (iii) the events that will give rise to a forfeiture of the Award, (iv) the performance goals, if any, that must be achieved in order for the restriction to be removed from the Award, and (v) the effects, if any, of the occurrence of a Change in Control of the Company. The Award Agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

9.2.         Settlement: Unless otherwise provided in an Award Agreement, subject to the Holder’s continued employment or other service with the Company or a Subsidiary from the grant date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled in cash or Common Stock, in the sole discretion of the Committee, within 10 business days after the expiration of the Restriction Period (or applicable portion thereof).

9.3.         Dividend and Voting Rights: Unless otherwise provided in an Award Agreement, nothing contained in the Plan shall be construed to give any Holder rights as a stockholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights) unless and until shares of Common Stock are delivered to the Holder upon the settlement of such Award.

9.4.         Termination of Service: Unless otherwise determined by the Committee or provided in the applicable Award Agreement, if a Holder’s employment or service with the Company or a Subsidiary terminates for any reason, any unvested Restricted Stock Units shall be forfeited with no compensation due therefor.

    10.      Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant any type of award (in addition to Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units) that is payable in, or valued in whole or in part by reference to, Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may include outright grants of Common Stock that are not subject to any restrictions as to vesting or other forfeiture conditions. Any Other Stock-Based Award granted under the Plan shall be evidenced by a written agreement executed by the Company and the Holder, which agreement shall contain such terms and conditions as the Committee determines in its sole discretion, consistent with provisions of the Plan.

    11.      Adjustments upon Changes in Capitalization; Change in Control

11.1.         In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, extraordinary cash dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than an ordinary cash dividend, the Board shall make appropriate adjustment in the number and kind of shares available for Awards under the Plan and any adjustments to an outstanding Award, including the number of shares subject to and, if applicable, the Option Price or grant price for the Award, as it in good faith determines to be appropriate.

11.2.         In the event of a Change in Control, unless otherwise provided in an Award Agreement, the Board, in its sole discretion, may take any one or more of the following actions: (a) accelerate the vesting, exercisability or settlement of outstanding Awards; (b) terminate all Options and Stock Appreciation Rights immediately prior to the date of any such Change in Control, provided that the Holder shall have been given at least five (5) days written notice of such Change in Control and of the Board’s intention to cancel any Options or Stock Appreciation Rights that remain unexercised; (c) cancel any Options or Stock Appreciation Rights that remain unexercised immediately before such Change in Control in exchange for a payment in cash of an amount equal to the excess of the Fair Market Value of the Common Stock underlying the unexercised portion of such Option or Stock Appreciation Right over the aggregate Option Price or grant price of such unexercised portion of such Option or Stock Appreciation Right, provided, however, that if the Fair Market Value of the Common Stock underlying the unexercised portion of an Option or Stock Appreciation Right is less than or equal to the aggregate Option Price or grant price of the unexercised portion of such Option or Stock Appreciation Right, the Option or Stock Appreciation Right shall be canceled with no further payment due the Participant; (d) require that Awards be assumed by the successor entity or that substitute or replacement awards be granted by such successor entity (with such substitute or replacement awards to have an economic value substantially equivalent to the economic value of the substituted or replaced Awards); or (e) take such other action as the Board shall determine to be reasonable under the circumstances.

    12.      Nontransferability

    Except as otherwise provided in an Award Agreement, Awards may not be pledged, assigned or transferred for any reason by the Holder (other than by will or the laws of descent or distribution), and any attempt to do so shall be void and the relevant Award shall be forfeited. Any Person who acquires the right to an Award by bequest or inheritance shall, in all cases, be subject to the provisions of the Plan and the relevant Award Agreement and shall, if requested to do so by the Committee, confirm in writing that such Person is bound by the Plan and the relevant Award Agreement. No Person who refuses to take such actions shall have any rights with respect to the Common Stock underlying or constituting such Award. The Committee may, in its sole discretion, permit transfers of Awards other than Incentive Stock Options if the Committee concludes that such transferability (i) does not result in any adverse tax consequences to the Company or any of its Subsidiaries or Affiliates, (ii) is exempt from, or complies with, the registration requirements of the Securities Act of 1933, as amended, (iii) is permitted by the Company’s governing documents, (iv) complies with all other applicable legal requirements and (v) is otherwise appropriate and desirable.

    13.      Effective Date, Termination and Amendment

    The amendment and restatement of the Plan shall be effective as of December 14, 2016 subject, in the case of any Awards of Incentive Stock Options, to the Company’s stockholders approving the Plan within twelve (12) months following the Board’s adoption of the Plan in accordance with Section 422 of the Code. The Plan shall remain in full force and effect until the date that is ten (10) years after the date of its initial adoption by the Board, unless the Plan is terminated earlier by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, subject to applicable law and regulation. Termination of the Plan pursuant to this Section shall not affect Awards outstanding under the Plan at the time of termination.

    14.      General Provisions

14.1.         Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee, Director or Consultant any right with respect to continuance of employment by or service to the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of any Employee, Director or Consultant at any time.

14.2.         Except as otherwise expressly provided in an Award Agreement, Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to the Plan. Such responsibility shall extend to all applicable federal, state, local and foreign withholding taxes.

14.3.         To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws of the State of Delaware and construed accordingly.

14.4.         The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock constituting or underlying an Award upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of the shares of Common Stock constituting or underlying such Award is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of shares of Common Stock thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14.5.         The Company shall not be obligated to issue or transfer Common Stock or deliver any certificates for Common Stock subject to Awards under the Plan unless and until (i) the Holder has executed a copy of the Investor Rights Agreement, and (ii) there has been compliance with all other laws or regulations as the Company may deem applicable.

14.6.         The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

14.7.         Without amending the Plan, Awards may be granted to individuals who are foreign nationals or employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

14.8.         The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith; provided, however, that neither the Company, any of its Subsidiaries or Affiliates or any member of the Committee, shall have any liability to Holders or any other Person if any Award is not exempt from or compliant with Code Section 409A. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Holder’s prior consent, amend the Plan or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. Each installment of any payment provided under the Plan and/or any Award shall be treated as a separate “payment” for purposes of Code Section 409A.

14.9.         A citation to any law, regulation or rule herein shall be construed to be a citation to the most recent version of, or successor to, any such law, regulation or rule.